Exhibit 10.3

AMENDMENT TO
COOPERATION AGREEMENT

This AMENDMENT TO COOPERATION AGREEMENT is made as of April 15, 2025 (this “Amendment”), by and between AmeriServ Financial, Inc., a Pennsylvania corporation (the “Company”), and SB Value Partners, L.P., a Texas limited partnership (the “Investor”), and amends the Agreement referenced below. Capitalized terms not otherwise defined in this Amendment shall have the meanings given to them in the Agreement.

WHEREAS, the Parties entered into the Cooperation Agreement, effective as of April 18, 2024 (as further amended by this Amendment and as further amended, modified and supplemented from time to time, the “Cooperation Agreement”);

WHEREAS, in furtherance of the consultation provisions set forth in Section 1 of the Cooperation Agreement, the Parties have entered into the Consulting Agreement, dated the date hereof (as further amended, modified and supplemented from time to time, the “Consulting Agreement”); and

WHEREAS, the Parties desire to amend the Cooperation Agreement, effective as of the date hereof, in certain respects to reflect the execution of the Consulting Agreement.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.            Amendments to the Cooperation Agreement.

(a)            The percentage amount “9.9%” set forth in Section 2(a)(i) of the Cooperation Agreement is hereby amended to the percentage amount “14.9% (such limitation to include any shares issuable under Section 2 of the Consulting Agreement).”

(b)            Section 11 of the Cooperation Agreement is hereby amended by replacing it in its entirety with the following text:

The term of this Agreement (the “Term”) shall commence on the date hereof and shall remain in effect until the later of (i) the date that immediately follows the closing of the period for submission of shareholder nominations for the Company’s 2029 annual meeting of shareholders or (ii) the termination date of the Consulting Agreement (each such date, the “Termination Date”); provided, however, that: (a) the Investor may earlier terminate this Agreement if the Company commits a material breach of its obligations under this Agreement that (if capable of being cured) is not cured within fifteen (15) days after the Company’s receipt of written notice specifying the material breach from the Investor or, if impossible to cure within fifteen (15) days, which the Company has not taken any substantive action to cure within such fifteen (15) day period; (b) the Company may earlier terminate this Agreement if the Investor commits a material breach of this Agreement that (if capable of being cured) is not cured within fifteen (15) days after the Investor’s receipt of written notice thereof from the Company specifying the material breach or, if impossible to cure within fifteen (15) days, which the Investor has not taken any substantive action to cure within such fifteen (15) day period; and (c) the Term may be extended at any time by mutual written agreement of the Parties. Notwithstanding the foregoing, the provisions of Section 2(d) and Section 12 through Section 22 shall survive the termination of this Agreement. Termination of this Agreement shall not relieve any Party from its responsibilities in respect of any willful breach of this Agreement prior to such termination. Termination of this Agreement shall not relieve any Party from its responsibilities in respect of any willful breach of this Agreement prior to such termination.

Amendment to
Cooperation Agreement

2.            Miscellaneous.

(a)            Except as amended hereby, the Cooperation Agreement shall continue in full force and effect with each reference in the Cooperation Agreement to the “Agreement” on and after the date hereof deemed to be a reference to the Cooperation Agreement as amended hereby. The amendments to the Cooperation Agreement contemplated by this Amendment are limited precisely as written and shall not be deemed to be an amendment to any other terms or conditions of the Cooperation Agreement.

(b)            The Cooperation Agreement as amended by this Amendment constitute the sole and entire agreements of the Parties with respect to the subject matter contained herein and supersede all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter. This Amendment may be amended, modified or supplemented only by an agreement in writing signed by each Party.

(c)            If any term or provision of this Amendment is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Amendment or invalidate or render unenforceable such term or provision in any other jurisdiction.

(d)            This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Amendment (including through electronic signature) delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

[Signature page follows.]

Amendment to
Cooperation Agreement

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered as of the date first written above.

AMERISERV FINANCIAL, INC.

By:	/s/ J. Michael Adams, Jr.
	Name:	J. Michael Adams, Jr.
	Title:	Chairman

SB VALUE PARTNERS, L.P.

By:	/s/ Scott A. Barnes
	Name:	Scott A. Barnes
	Title:	Managing Partner

Amendment to
Cooperation Agreement

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